Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Mace Security International, Inc. and Subsidiaries

We have issued our report dated March 25, 2009, with respect to the consolidated financial statements included in the Annual Report of Mace Security International, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2008.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Mace Security International, Inc. on Form S-3 (File No. 333-87981, effective September 28, 1999, amended December 27, 1999, File No. 333-34096, effective April 5, 2000, File No. 333-34536, effective April 11, 2000, File No. 333-116527, effective June 16, 2004, amended September 24, 2004, and File No. 333-122074, effective January 14, 2005, amended February 3, 2005) and Forms S-8 (File No. 333-31757, effective on July 22, 1997 and File No. 333-93311, effective on December 21, 1999).

/s/ Grant Thornton LLP
Philadelphia, Pennsylvania
March 25, 2009